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                                                                    EXHIBIT 23.4



         CONSENT OF SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.

                               CONSENT OF COUNSEL

United Financial Holdings, Inc.



         We hereby consent to the use in this Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement of United Financial Holdings, Inc. and the UFH Capital Trust I of our name in the Prospectus which is a part of such Registration Statement, under the heading "Legal Matters."



/s/ Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.

    September 14, 1998